Exhibit 10.6

LISTINGS LICENSE AGREEMENT

This Listings License Agreement (the “Agreement”), effective as of             ,          is entered into by and between                      each a Delaware corporation (individually and collectively, “Publisher” or “Licensee”) and the Verizon telephone operating companies listed in Exhibit 1 (individually and collectively, “Telephone Company”).

WHEREAS, the Telephone Company has certain listing information with respect to telephone subscribers; and

WHEREAS, Licensee desires to license such listing information for purposes permitted under this Agreement; and

WHEREAS, the Telephone Company is willing to license to Licensee such information subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Licensee and the Telephone Company hereby agree as follows:

ARTICLE 1

DEFINITIONS

The following terms as used herein have the following meanings.

1.1 “Bankruptcy”, with respect to any party to this Agreement, shall be deemed to have occurred (i) if any proceedings are initiated by or against it under any law relating to the relief or reorganization of debtors, which in the case of an involuntary proceeding is not dismissed within 120 days after filing, or (ii) upon the appointment of any receiver or trustee to take possession of its properties, any assignment for the benefit of its creditors, or any other similar action by or on behalf of its creditors which is not vacated or stayed within 90 days of such appointment or action.

1.2 “Directory Use” means the use of the Listing Information in accordance with the License granted in Article 2, but without the right to sublicense such use, for the purpose, and only for the purpose, of publishing and distributing directories in any format, including print and electronic formats, and soliciting advertising and listings for such directories, provided that Licensee shall be permitted to make unlimited distribution of directories which it publishes, in any medium.

1.3 “Listing Information” means the Telephone Company’s data, as changed from time to time, containing a standard dataset including, but not limited to, the listed name, address, telephone number, and, if available, yellow pages heading assigned at the time of initiation of telephone service (as well as additional information, including service address, that is made available by the Telephone Company) for Telephone Company subscribers and for subscribers of Other Telecommunications Providers which the Telephone Company is authorized to license. This information is available upon request from the Telephone Company and is subject to change, to the extent permitted by regulation, at the Telephone Company’s discretion. The Telephone Company will provide a minimum of ninety (90) days notification of changes to recipients of such information, unless otherwise agreed upon by the parties.

1.4 “Listing Information Products” means the products offered by the Telephone Company as described on Exhibit 2, and as changed from time to time. The Telephone Company may make changes to the Listing Information Products in its sole discretion; and will use its good faith efforts to provide one hundred eighty (180) days prior notice of any such change, but shall in any event provide a minimum of ninety (90) days notice to Licensee.

1.5 “Non-Listed Subscribers” means subscribers of the Telephone Company and of Other Telecommunications Providers which the Telephone Company is authorized to license who have indicated to the Telephone Company and Other Telecommunications Providers that their listing information is not to be published in any Telephone Directory and/or shall not be listed in the Telephone Company’s directory assistance records.

1.6 “Other Telecommunications Providers” means providers or resellers of intraLata local exchange services.

1.7 “Term” means the term of this Agreement as provided in Section 8 hereof.

ARTICLE 2

GRANT OF LICENSE

2.1 In consideration of the promises and covenants contained herein, the Telephone Company hereby grants to Licensee for the Term of this Agreement a worldwide and non-exclusive Directory Use license to: (a) use the Listing Information, other than Non-Listed Subscribers, for publishing and distributing directories in any format, and for soliciting advertising and listings for such directories; (b) store, copy, display, enhance and modify the Listing Information, append other information to the Listing Information and distribute and transmit the Listing Information in connection with the publishing and distribution of Licensee’s directories (the “License”). In addition, the Licensee may provide a copy of the Listing Information to its affiliates and contractors for the purpose of testing, developing, and publishing the Licensee’s directories. Notwithstanding anything to the contrary, (a) the forgoing License is granted without limit as to the number of times that the Listing Information can be used by the Licensee, as applicable; and (b) the Licensee shall be entitled to make unlimited distribution of directories that it publishes.

2.2 The License for Non-Listed information is only for the purposes of directory distribution and to help insure that Non-Listed Subscribers are not published in the directory. In no event may the Listing Information be used for any voice or automated voice directory assistance product or service without Telephone Company’s consent. The Licensee shall have no right to sell or sub-license information received pursuant to this License to any other party without the written consent of the Telephone Company. In no event may the Listing Information be used for any purpose except as expressly set forth herein.

2.3 The Telephone Company represents and warrants that it is authorized to grant the License and the other rights described herein to Licensee and covenants that the Licensee’s exercise of the License will infringe no copyright or other right of any person or entity. The Telephone Company will indemnify and hold Licensee harmless from and against any claims, suits, damages, liabilities and expenses (including reasonable attorney’s fees) that may result from any claim of infringement arising out of the Licensee’s’ permitted use of the Listing Information.

ARTICLE 3

LISTING INFORMATION PRODUCTS

3.1 The Telephone Company will furnish to Licensee the Listing Information Products indicated on the request form provided by the Telephone Company. The Telephone Company must receive requests at least thirty (30) days prior to the date Licensee wishes to receive the Listing Information Products. The Telephone Company will provide Extracts within five (5) business days of the date requested unless it advises Licensee of scheduling conflicts. Licensee must make requests for changes in the Listing Information Products being received on a request form provided by the Telephone Company at least thirty (30) days prior to the desired date of the change.

3.2 Licensee must make requests for Listing Information by NPA/NXX combination or other geographic location identifier agreeable to the Telephone Company. Licensee may request selected Listing Information, to the extent available (e.g., business only, residential only, government only, new installations or any combination thereof). The Telephone Company will also attempt to accommodate a request that the Listing Information provided exclude certain listings, such as data or fax line listings, when feasible.

3.3 The Telephone Company will provide Licensee with advance notification of service order change initiatives, changes to list management systems and listings handling procedures, and systems functionality changes and initiatives affecting listings. The Telephone Company will use its good faith efforts to provide one hundred eighty (180) days prior notice to Licensee of any such change, but shall in any event provide a minimum of ninety (90) days advance notification of any such changes that may affect Licensee’s handling or use of the Listing Information and a reasonable amount of advance notification of all other such changes. The Telephone Company will designate a representative qualified in service order activity, listings management systems and listings handling procedures to collaborate with Licensee on issues and requirements relating to such initiatives and changes.

3.4 Licensee will furnish to Telephone Company one copy of each edition of each printed and CD-ROM directory published within thirty (30) days of publication.

ARTICLE 4

LICENSE FEES AND TAXES

4.1 In consideration of the License, Licensee will pay to the Telephone Company the fees listed on Exhibit 3. The Telephone Company will render invoices as indicated on Exhibit 3.

The Telephone Company reserves the right to change the fees set forth on Exhibit 3 at any time during the Term on ninety (90) days advance notice to Licensee.

4.2 Invoices will be due and payable to the Telephone Company thirty (30) days after receipt by Licensee. On any amounts not paid by Licensee within such thirty (30) day period and which are not the subject of a bona fide dispute, the Telephone Company may charge interest at a rate not to exceed 12% per annum or the highest rate permitted by law, whichever is lower. In the event Licensee has a bona fide dispute concerning a billed amount, it shall so notify the Telephone Company within fifteen (15) days after receipt of the invoice.

4.3 The Parties’ respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

(i) Publisher shall be responsible for any sales, use, excise, gross receipts or other tax-like charge, excluding any tax levied on property or income, (“Taxes”) assessed on Publisher on any goods or services that are purchased, used or consumed by Publisher in providing the goods and services under this Agreement. Publisher shall also be responsible for any Taxes assessed on any goods or services purchased from Telephone Company under this Agreement. Telephone Company shall be responsible for any Taxes assessed on any goods or services purchased from Publisher under this Agreement. If applicable law places the responsibility on the providing Party to collect a tax from the purchasing Party and the providing Party fails to do so, then the providing Party will be responsible for any penalty associated with its failure to do so. Interest will be borne by the Party that had use of the tax money during the period on which interest is assessed.

(ii) The Parties agree to cooperate with each other to minimize, to the extent legally permissible and commercially reasonable, the overall Taxes that may be due on goods, services and revenues under this Agreement. Each Party shall provide and make available to the other any resale certificates or other information reasonably requested by the other Party to aid in the overall reduction of Taxes due under this Agreement.

(iii) If either Party is audited by a taxing authority or other governmental entity, the other Party agrees to reasonably cooperate with the Party being audited in order to respond to any audit inquiries in a proper and timely manner to resolve the audit and/or any resulting controversy expeditiously.

(iv) All other taxes incurred as a result of this Agreement, including taxes on property and income, will be borne by the Party to this Agreement on which the law places the responsibility on such Party.

ARTICLE 5

PROPRIETARY RIGHTS; CONFIDENTIALITY

5.1 The Telephone Company agrees that the Licensee will own the copyright to, and all rights in and to: (i) the directories and other products published or produced by Licensee; (ii)

any enhancements and modifications Licensee makes to the Listing Information; (iii) any data Licensee appends to the Listing Information (provided that Licensee shall not have or obtain any proprietary rights in the Listing Information).

5.2 Licensee will not permit anyone other than its duly authorized employees and agents to inspect or use the Listing Information. Licensee agrees to use commercially reasonable security measures to prevent bulk copying or downloading of the Listing Information by unauthorized third parties and to prevent any other unauthorized use of the Listing Information. Any unauthorized use or disclosure of the Listing Information by Licensee shall be deemed to be a material violation of the Agreement.

5.3 Licensee will adhere to all legal requirements with respect to the privacy and security of the Listing Information. Licensee shall also adhere to all regulatory requirements with respect to the privacy and security of the Listing Information of which the Telephone Company has given Licensee written notice. Licensee further agrees to remove from its compilation and not publish in any future directories any such listings which Licensee has been advised is, or has become, Listing Information for a Non-Listed Subscriber in the records of the Telephone Company.

ARTICLE 6

WARRANTIES AND INDEMNIFICATION

6.1 The Telephone Company will be responsible for the accuracy of the Listing Information and will correct inaccurate information for its subscribers at its expense promptly upon receipt of notification of any inaccuracies and provide such corrected Listing Information to Licensee.

6.2 ALL DATA AND OTHER MATERIAL ARE PROVIDED BY THE TELEPHONE COMPANY “AS IS” WITH ALL FAULTS. THE TELEPHONE COMPANY MAKES ABSOLUTELY NO EXPRESS OR IMPLIED WARRANTIES WHATSOEVER REGARDING THE COMPLETENESS OF LISTING INFORMATION OR THE TECHNICAL QUALITY OF THE DATA TRANSMISSION , INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE TELEPHONE COMPANY’S LIABILITY FOR ERRORS, DEVIATIONS, OR OMISSIONS IN THE DATA FURNISHED TO THE LICENSEE, OR FOR ANY FAILURE BY THE TELEPHONE COMPANY TO DELIVER SUCH DATA, SHALL BE LIMITED TO A CREDIT OR REFUND OF THE CHARGES PAID FOR THE DATA OMITTED IN ERROR, SUBJECT TO TELEPHONE COMPANY’S INDEMNIFICATION OBLIGATION DESCRIBED IN SECTIONS 2.3 AND 6.4.

6.3 The Licensee agrees to indemnify and save the Telephone Company harmless from and against any and all liability, suits, damages, claims and demands, costs, and reasonable counsel fees or expenses, arising in any manner from anything done or omitted by the Licensee in the performance of this Agreement.

6.4 The Telephone Company agrees to indemnify, defend and save the Licensee harmless from and against any and all liability, suits, damages, claims and demands, and reasonable costs, counsel fees or expenses, arising in any manner from representations and warranties in Section 2.3.

ARTICLE 7

RISK ALLOCATION

7.1 NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, NEITHER LICENSEE NOR THE TELEPHONE COMPANY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE, OR SPECIAL DAMAGES SUFFERED BY SUCH OTHER PARTY (INCLUDING, WITHOUT LIMITATION, DAMAGES SUFFERED FOR HARM TO BUSINESS, LOST REVENUES, LOST SAVINGS, OR LOST PROFITS SUFFERED BY SUCH OTHER PARTY TO THE EXTENT COMPRISING INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE, OR SPECIAL DAMAGES), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, OR TORT, INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OF ANY KIND WHETHER ACTIVE OR PASSIVE, AND REGARDLESS OF WHETHER THE PARTY KNEW OF THE POSSIBILITY THAT SUCH DAMAGES COULD RESULT. EACH PARTY HEREBY RELEASES THE OTHER PARTY (AND SUCH OTHER PARTY’S SUBSIDIARIES AND AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND SUPPLIERS) FROM ANY SUCH DAMAGES CLAIM.

7.2 No action or proceeding hereunder against a party may be commenced more than two (2) years after the cause of action arises.

7.3 Licensee and the Telephone Company each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions associated with this Agreement. The remedy limitations, and the limitations of liability, are separately intended to limit the relief available to the parties.

ARTICLE 8

TERM AND TERMINATION

8.1 This Agreement will become effective on the date hereof, and will remain in effect for a period of one (1) year (the “Term”). Thereafter, the Agreement shall be automatically renewed on the same terms and conditions for successive one-year terms, provided that either party may terminate this Agreement on the expiration of the original term or any renewal term, upon not less than ninety (90) days prior written notice to the other party. The rights and obligations of the Telephone Company and the Licensee pursuant to Sections 2.3 4, 5, 6, and 7 hereof, and Licensee’s obligation to pay fees accrued prior to the termination, will survive termination or expiration and remain in full force and effect.

8.2 If under applicable law, this Agreement or notice thereof must be filed with, and/or approved by a governmental entity, including but not limited to a state public utility commission, this Agreement shall not become effective with respect to the jurisdiction having such requirements until such filing and/or approval have occurred.

8.3 Either party may terminate this Agreement:

(i) On prior written notice if the other party materially breaches this Agreement and the breach continues without cure for, or if reasonable steps to correct such breach are not taken within, ninety (90) days following notice of such breach; or

(ii) Upon the Bankruptcy or dissolution of the other party.

ARTICLE 9

MISCELLANEOUS PROVISIONS

9.1 Telephone Company Right to Grant Licenses. Nothing in this Agreement or elsewhere gives Licensee any exclusive right to the Listing Information, and the Telephone Company is free at any time to grant similar licenses and information to others in conformance with law and under terms and conditions as the Telephone Company, in its sole discretion, may determine.

9.2 Notices. Any notice, request, demand, claim, or other communication hereunder will be deemed duly given (i) upon machine-generated confirmation of facsimile receipt, (ii) one business day following the date sent when sent by overnight delivery, and (iii) three business days following the date mailed when mailed by registered or certified mail, return receipt requested, and postage prepaid at the following addresses:

Telephone Company:

Verizon Service Corp

1515 North Courthouse Road

Suite 500

Arlington VA 22201

Associate General Counsel – Business Services

703-351-3053

FAX – 703-351-3664

Verizon Services Corp.

13100 Columbia Pike, D38

Silver Spring, MD 20904

Manager – Sale of Listings

Tel: 301-282-5643

Fax: 310-236-0729

Licensee:

2200 West Airfield Drive, P. O. Box 619810

D/FW Airport, Texas 75261-9810

Attn: Associate General Counsel

Tel: (972) 453-7920

Fax: (972) 453-6829

The foregoing notice data may be changed at any time by written notice to the other party.

9.3 Entire Agreement. This Agreement, including all Exhibits hereto, contains the entire understanding of the parties regarding the subject matter hereof, and supersedes any and all prior written and oral communications to the extent that they related in any way to the subject matter hereof. This Agreement may not be amended or modified orally, nor any of its terms waived, except in a writing signed by duly authorized representatives of both the Licensee and the Telephone Company

9.4 Compliance with Laws. Each party shall comply with all applicable federal, state, county and local laws, ordinances, regulations, rules and codes in the performance of this Agreement. This Agreement, and any amendments to this Agreement, shall be contingent on securing all necessary or applicable approvals from all appropriate regulatory agencies. Neither party shall be liable to the other for termination of this Agreement or any Listing Information Products to be provided hereunder necessitated by compliance with any law, rule, regulation or court order of a duly authorized governmental body. If a duly authorized governmental body requires the Listing Information and/or license rights granted hereunder to be provided under tariff, such tariff, when approved and effective, shall supersede the terms of this Agreement. Telephone Company will promptly notify Licensee of any tariffing requirements if and when Telephone Company is advised of any such tariffing requirements.

9.5 Waiver. No failure of or delay by either party hereto in exercising any right or power hereunder will operate as a waiver thereof or of any other or subsequent right or power, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or power.

9.6 Successors and Assigns. This Agreement will be binding upon, and shall inure to the benefit of, the Telephone Company and the Licensee and their respective successors and any entity that is wholly owned, directly or indirectly, by the parent company of the Telephone Company or the Licensee, as the case may be. Neither party may assign this Agreement, in whole or in part, to any party other than an affiliate that is wholly owned, directly or indirectly, by the parent company of such party, and any such attempted assignment will be null and void.

9.7 Severability. The invalidity or unenforceability of any provision hereunder will not affect the validity or enforceability of any other provision hereunder.

9.8 Headings; Exhibits. The headings in this Agreement are for convenience only and will not be construed to define or limit any terms herein or otherwise affect the meaning or interpretation of this Agreement. All Exhibits attached hereto are herein incorporated by reference and made part of this Agreement.

9.9 Counterparts. This Agreement or any amendment may be executed in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one instrument. In proving this Agreement, it will not be necessary to produce or account for more than one such counterpart, signed by the party to be charged.

9.10 Force Majeure. Neither party will be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control such as acts of God, acts of civil or military authorities, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts, volcanic action, other major environmental disturbances, inability to secure products or services from other persons or facilities, or acts or omissions of common carriers.

9.11 Choice of Law. This Agreement will be governed by and construed under the laws of the State of New York without regard for its choice of law principles. The parties hereby consent to be subject to the exclusive jurisdiction of federal and state courts located in New York for purposes of enforcing this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date, month and year first above written.

VERIZON TELEPHONE OPERATING

COMPANIES LISTED IN EXHIBIT 1

By:	By:

Name:	Name:
Title:	Title:
Date:	Date: